EXHIBIT 10.1


                            PEOPLE'S LIBERATION, INC.
                          150 West Jefferson Boulevard
                          Los Angeles, California 90007

April 24, 2008

Andrea Sobel


Dear Andrea:

         People's Liberation, Inc. (the "COMPANY") is pleased to offer you employment on the following terms:

         1. POSITION. You will serve in a full-time capacity as Executive Vice President, Branding and Licensing of the Company, which will be an executive officer position. You will report to the Chief Executive Officer of the Company. Your duties and responsibilities will be those normally and customarily vested in the most senior officer of the Company responsible for branding and licensing activities, subject to the supervision, direction and control of the Chief Executive Officer of the Company, and will include, without limitation, managing branding and licensing activities for all brands owned by the Company and its controlled subsidiaries (e.g., William Rast(TM) and People's Liberation(TM)). By signing this letter agreement, you represent and warrant to the Company you are under no contractual commitments inconsistent with your obligations to the Company.

         2. SALARY. You will be paid a salary at the annual rate of $200,000, payable in accordance with the Company's standard payroll practices for salaried employees. Your pay will be subject to adjustment pursuant to the Company's employee compensation policies in effect from time to time.

         3. BONUS. During the first twelve (12) months of your employment with the Company, you will also be entitled to a bonus in the amount of three percent (3%) of any guaranteed minimum advance royalties (advances that are recoupable against future royalties but non-refundable) actually received by the Company during such twelve (12) month period. Any bonus payments to which you are entitled hereunder shall be due and payable to you no later than thirty (30) days following the Company's receipt of the applicable advance payment.

         4. STOCK OPTIONS. You will be granted a ten year option to purchase 200,000 shares of the Company's Common Stock. The exercise price per shares is $0.40, which price is equal to the closing price of the Company's common stock on the date hereof. The option will be subject to the terms and conditions applicable to options granted under the Company's 2005 Stock Incentive Plan, as described in that Plan and the applicable stock option agreement. So long as you remain employed with the Company, your option will vest 100,000 shares on the first anniversary of your employment commencement date, and thereafter the remaining 100,000 shares shall vest in eighteen equal monthly installments of 5,555 option shares (other than the last month, which will be 5,565 shares) on the first day of the calendar month, with the first installment vesting on May 1, 2009, as described in the applicable stock option agreement. If you voluntarily terminate your employment or the Company terminates your employment without cause (as defined below), you will have the right to exercise the portion of the option that is vested on the date of separation for a period 180 days following separation of employment, after which time the option will expire.


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         5.       SEVERANCE.  If (i) at  any  time  prior  to  the  third  (3rd)
anniversary of commencement of your employment with the Company, the Company's terminates your employment without cause (as defined below), and (ii) you deliver to the Company a signed settlement agreement and general release in the form attached hereto as EXHIBIT A (the "RELEASE") and satisfy all conditions to make the Release effective, the Company shall pay you the equivalent of six (6) months base salary (the "SEVERANCE PAYMENTS"), at your then current rate of pay (such period is referred to as the "SEVERANCE PERIOD"). At the Company's choice, payment may be in the form of a lump sum payment or through regular payroll payments over the Severance Period.

         6. AUTO ALLOWANCE; VACATION; OTHER BENEFITS. While employed with the Company, the Company shall pay you, in increments payable at the times that the Company pays you base salary, an allowance of $500 per month for costs associated with the lease or purchase, maintenance and insurance of an automobile. While employed with the Company, you shall be entitled each year to vacation for a minimum of three calendar weeks (pro-rated for any partial year of service), during which time your compensation shall be paid in full. Additionally, while employed with the Company, you shall be eligible to participate in all operative employee compensation, fringe benefit and perquisite, and other benefit and welfare plans or arrangements of the Company then in effect from time to time and in which similarly situated executive officers of the Company generally are entitled to participate, including without limitation, to the extent then in effect, incentive, group life, medical, dental, prescription, disability and other insurance plans, all on terms at least as favorable as those offered to similarly situated executives of the Company. The Company currently maintains medical and dental insurance which will provide coverage for you on the terms set forth in the applicable insurance policies.

         7. PROPRIETARY INFORMATION AND INVENTIONS. Like all Company employees, you will be required, as a condition to your employment with the Company, to sign the Company's standard Acknowledgement regarding Proprietary Information and Inventions, a copy of which is attached hereto as EXHIBIT B.

         8. PERIOD OF EMPLOYMENT. Your employment with the Company will be "at will," meaning that either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without cause. Any contrary representations which may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company.

         If you are terminated without cause, you will be entitled to certain severance benefits as described in this Agreement. You shall be deemed terminated "FOR CAUSE" if, in the reasonable determination of the Company, you
(a) commit an act that is fraudulent, dishonest or a material breach of the Company's policies, including wrongful disclosure of any trade secrets or other


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confidential information of the Company, or material breach of this Agreement or any material provision of the Acknowledgement regarding Proprietary Information and Inventions (as discussed above), (b) are convicted of a felony under federal, state, or local law applicable to the Company or (c) intentionally refuse, without proper cause, to substantially perform reasonable duties after a demand for such performance has been delivered in writing by the Company's Chief Executive Officer or the Board of Directors, which notice shall specify the alleged instance of breach, and shall provide you with thirty (30) days in which to remedy such breach.

         9. OUTSIDE ACTIVITIES. While you render services to the Company, you will not engage in any other gainful employment, business or activity without the written consent of the Company. While you render services to the Company, you also will not assist any person or organization in competing with the Company, in preparing to compete with the Company or in hiring any employees of the Company.

         10. WITHHOLDING TAXES. All forms of compensation referred to in this letter are subject to reduction to reflect applicable withholding and payroll taxes.

         11. ENTIRE AGREEMENT. This letter and the Exhibits attached hereto contain all of the terms of your employment with the Company and supersede any prior understandings or agreements, whether oral or written, between you and the Company.

         12. AMENDMENT AND GOVERNING LAW. This letter agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes will be governed by California law.

         We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter and the enclosed Proprietary Information and Inventions Agreement and returning them to me. As required by law, your employment with the Company is also contingent upon your providing legal proof of your identity and authorization to work in the United States. This offer, if not accepted, will expire at the close of business on April 25, 2008.


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


         We look forward to having you join us as soon as possible following your execution of this letter, but in no event later than May 25, 2008.

         If you have any questions, please call me at (213) 745-2123.

                                        Very truly yours,

                                        PEOPLE'S LIBERATION, INC.


                                        /s/ Colin Dyne
                                        ------------------------------
                                        Colin Dyne
                                        Chief Executive Officer

I have read and accept this employment offer:


/s/ Andrea Sobel
-----------------------------------
Andrea Sobel

Dated:  May 16, 2008


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                                    EXHIBIT A

                        [PEOPLE'S LIBERATION LETTERHEAD]

                                     RELEASE

[DATE]

EMPLOYEE NAME
ADDRESS

         RE:      SEPARATION TERMS AND GENERAL RELEASE AGREEMENT

Dear [NAME]:

This letter confirms the terms of your separation from the employment of People's Liberation, Inc. and consideration in exchange for your waiver and general release of claims in favor of People's Liberation, Inc. and its officers, directors, employees, agents, representatives, subsidiaries, divisions, affiliated companies, successors, and assigns (collectively, the "COMPANY" or "PPLB").

         1. TERMINATION DATE. Your employment with the Company will end effective _____________ (the "TERMINATION DATE"). Between now and the Termination Date, you should assist with any transition-related activities as directed by the employee to whom you directly report.

         2. ACKNOWLEDGMENT OF PAYMENT OF WAGES. On or before execution of this release, we delivered to you a final paycheck that includes payment for all accrued wages, salary, accrued and unused vacation time, reimbursable expenses, and any similar payments due and owing to you from the Company as of the Termination Date (collectively referred to as "WAGES"). You are entitled to these Wages regardless of whether you sign this Separation Terms and General Release Agreement (the "AGREEMENT").

         3. CONSIDERATION FOR RELEASE. In consideration of the waiver and release of claims set forth in Paragraphs 7 and 8 below, and in exchange for your signing this Agreement, the Company agrees to provide you with the post-termination payments (the "SEVERANCE PAYMENTS") described in Section 5 of that certain employment offer letter agreement, dated April 24, 2008. The Severance Payments are in addition to any amounts owed to you by the Company. You acknowledge and agree that you are not otherwise entitled to receive the Severance Payments. You understand that if you do not sign the Agreement, or if you revoke the signed Agreement as described in Paragraph 19 below (if applicable), the Company has no obligation to provide you with the Severance Payments.

         4. COBRA CONTINUATION COVERAGE. Your Company provided health coverage will end on your Termination Date. If you are eligible for, and timely elect COBRA continuation, you may continue health coverage pursuant to the terms and conditions of COBRA at your own expense. Our Human Resources Department will


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contact you shortly  after your  Termination  Date.  All other  insured  benefit coverage (e.g., life insurance, disability insurance) will also end on your Termination Date.

         5. RETURN OF COMPANY PROPERTY. By signing below, you represent that you have returned all the Company property and data of any type whatsoever that was in your possession or control.

         6. CONFIDENTIAL INFORMATION. You hereby acknowledge that as a result of your employment with the Company you have had access to the Company's confidential information. You acknowledge your continuing obligations under the Employee Acknowledgment Regarding Proprietary Information and Inventions you have previously executed, and you agree you will hold all such confidential information in strictest confidence and that you may not make any use of such confidential information. You further confirm that you have delivered to the Company all documents and data of any nature containing or pertaining to such confidential information and that you have not taken with you any such documents or data or any copies thereof.

         7.       GENERAL RELEASE AND WAIVER OF CLAIMS.

                  7.1. The payments and agreements set forth in this Agreement fully satisfy any and all accrued salary, vacation pay, bonus and commission pay, stock-based compensation, profit sharing, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your termination of employment. You acknowledge that you have no claims and have not filed any claims against the Company based on your employment with or the separation of your employment with the Company.

                  7.2. To the fullest extent permitted by law, you hereby release and forever discharge the Company, its successors, subsidiaries and affiliates, directors, shareholders, current and former officers, agents and employees (all of whom are collectively referred to as "RELEASEES") from any and all existing claims, demands, causes of action, damages and liabilities, known or unknown, that you ever had, now have or may claim to have had arising out of or relating in any way to your employment or separation from employment with the Company including, without limitation, claims based on any oral, written or implied employment agreement, claims for wages, bonuses, commissions, stock-based compensation, expense reimbursement, and any claims that the terms of your employment with the Company, or the circumstances of your separation, were wrongful, in breach of any obligation of the Company or in violation of any of your rights, contractual, statutory or otherwise. Each of the Releasees is intended to be a third party beneficiary of the General Release and Waiver of Claims set forth in this Paragraph 7.

                           (a)      RELEASE OF STATUTORY  AND COMMON LAW CLAIMS.
Such rights include, but are not limited to, your rights under the following federal and state statutes: the Employee Retirement Income Security Act (ERISA) (regarding employee benefits); the Occupational Safety and Health Act (safety matters); the Family and Medical Leave Act of 1993; the Worker Adjustment and Retraining Act ("WARN") (notification requirements for employers who are curtailing or closing an operation) and common law; tort; wrongful discharge; public policy; workers' compensation retaliation; tortious interference with contractual relations, misrepresentation, fraud, loss of consortium; slander,


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


libel, defamation, intentional or negligent infliction of emotional distress; claims for wages, bonuses, commissions, stock-based compensation or fringe benefits; vacation pay; sick pay; insurance reimbursement, medical expenses, and the like.

                           (b)      RELEASE  OF   DISCRIMINATION   CLAIMS.   You
understand that various federal, state and local laws prohibit age, sex, race, disability, benefits, pension, health and other forms of discrimination, harassment and retaliation, and that these laws can be enforced through the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, and similar state and local agencies and federal and state courts. You understand that if you believe your treatment by the Company violated any laws, you have the right to consult with these agencies and to file a charge with them. Instead, you have decided voluntarily to enter into this Agreement, release the claims and waive the right to recover any amounts to which you may have been entitled under such laws, including but not limited to, any claims you may have based on age or under the Age Discrimination in Employment Act of 1967 (ADEA; 29 U.S.C. Section 621 et. seq.) (age); the Older Workers Benefit Protection Act ("OWBPA") (age); Title VII of the Civil Rights Act of 1964 (race, color, religion, national origin or sex); the 1991 Civil Rights Act; the Vocational Rehabilitation Act of 1973 (disability); The Americans with Disabilities Act of 1990 (disability); 42 U.S.C. Section 1981, 1986 and 1988 (race); the Equal Pay Act of 1963 (prohibits pay differentials based on sex); the Immigration Reform and Control Act of 1986; Executive Order 11246 (race, color, religion, sex or national origin); Executive Order 11141
(age); Vietnam Era Veterans Readjustment Assistance Act of 1974 (Vietnam era veterans and disabled veterans); and California state statutes and local laws of similar effect.

                  7.3. Releasees and you do not intend to release claims (i) which you may not release as a matter of law (including, but not limited to, indemnification claims under applicable law); (ii) for unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law; (iii) for any benefit entitlements that are vested as of the Termination Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as "ERISA"; and (iv) for vested stock and/or vested option shares pursuant to the written terms and conditions of your existing stock and stock option grants and agreements existing as of the Termination Date. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in paragraph 12.

         8.       WAIVER OF UNKNOWN CLAIMS.  You expressly waive any benefits of
Section 1542 of the Civil Code of the State of California (and any other laws of similar effect), which provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."


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


         9.       COVENANT NOT TO SUE.

                  9.1. To the fullest extent permitted by law, you agree that you will not now or at any time in the future pursue any charge, claim, or action of any kind, nature and character whatsoever against any of the Releasees, or cause or knowingly permit any such charge, claim or action to be pursued, in any federal, state or municipal court, administrative agency, arbitral forum, or other tribunal, arising out of any of the matters covered by paragraphs 7 and 8 above.

                  9.2. You further agree that you will not pursue, join, participate, encourage, or directly or indirectly assist in the pursuit of any legal claims against the Releasees, whether the claims are brought on your own behalf or on behalf of any other person or entity.

                  9.3.     Nothing in this  paragraph  shall  prohibit you from:
(1) providing truthful testimony in response to a subpoena or other compulsory legal process, and/or (2) filing a charge or complaint with a government agency such as the Equal Employment Opportunity Commission, the National Labor Relations Board or applicable state anti-discrimination agency.

         10. NON-DISPARAGEMENT. You agree that you will not make any statement, written or oral, or engage in any conduct that is or could reasonably be construed to be disparaging of the Company or its products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them. Nothing in this paragraph shall prohibit you from providing truthful testimony in response to a subpoena or other compulsory legal process.

         11. LEGAL AND EQUITABLE REMEDIES. You and the Company agree that either party shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies that either party may have at law or in equity for breach of this Agreement.

         12. ARBITRATION OF DISPUTES. Except for claims for injunctive relief arising out of a breach of the Employee Acknowledgment Regarding Proprietary Information and Inventions, you and the Company agree to submit to mandatory binding arbitration any future disputes between you and the Company, including any claim arising out of or relating to this Agreement. By signing below, you and the Company waive any rights you and the Company may have to trial by jury of any such claims. You agree that the American Arbitration Association will administer any such arbitration(s) under its National Rules for the Resolution of Employment Disputes, with administrative and arbitrator's fees to be borne by the Company. The arbitrator shall issue a written arbitration decision stating his or her essential findings and conclusions upon which the award is based. A party's right to review of the decision is limited to the grounds provided under applicable law. The parties agree that the arbitration award shall be enforceable in any court having jurisdiction to enforce this Agreement. This Agreement does not extend or waive any statutes of limitations or other provisions of law that specify the time within which a claim must be brought. Notwithstanding the foregoing, each party retains the right to seek preliminary injunctive relief in a court of competent jurisdiction to preserve the status quo or prevent irreparable injury before a matter can be heard in arbitration.


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


         13. ATTORNEYS' FEES. If any legal action arises or is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses from the other party, in addition to any other relief to which such prevailing party may be entitled, except where the law provides otherwise. The costs and expenses that may be recovered exclude arbitration fees pursuant to paragraph 12 above.

         14. CONFIDENTIALITY PROVISION. You agree to keep the contents, terms and conditions of this Agreement confidential and not disclose them except to your spouse or domestic partner, attorneys, accountant or as required by subpoena or court order.

         15. MATERIALITY OF BREACH. Any breach of the provisions contained in paragraphs 6 through 10 and/or 14 will be deemed a material breach of this Agreement.

         16. NO ADMISSION OF LIABILITY. You agree that this Agreement is not an admission or evidence of any wrongdoing or liability on the part of the Company, its representatives, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement will be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or Federal provisions of similar effect.

         17. INDEMNIFICATION. This Release shall not apply with respect to any claims arising under your existing rights to indemnification and defense pursuant to (a) the articles and bylaws of the Company for acts as a director and/or officer, (b) any indemnification agreement with the Company, or (c) your rights of insurance under any director and officer liability policy in effect covering the Company's directors and officers.

         18. REVIEW OF AGREEMENT. You may not sign this Agreement prior to your Termination Date. You may take up to twenty-one (21) days from the date you receive this Agreement, or until your Termination Date, whichever date is later, to consider this Agreement and release and, by signing below, affirm that you were advised by this letter to consult with an attorney before signing this Agreement and were given ample opportunity to do so. You understand that this Agreement will not become effective until you return the original properly signed Agreement to the Company, Attention: Colin Dyne, at the Company's principal executive offices in Los Angeles, California, and after expiration of the revocation period without revocation by you.

         [IF  EMPLOYEE  IS OVER 40 AT THE  TIME OF  TERMINATION,  THE  FOLLOWING
SECTION 19 APPLIES:

         19. REVOCATION OF AGREEMENT. You acknowledge and understand that you may revoke this Agreement by faxing a written notice of revocation to the Company, Attention: Colin Dyne, at (213) 745-2032 any time up to seven (7) days after you sign it. After the revocation period has passed, however, you may no longer revoke your Agreement.

         IF  EMPLOYEE  IS  UNDER 40 AT THE TIME OF  TERMINATION,  THE  FOLLOWING
SECTION 19 APPLIES:

         19.      INTENTIONALLY OMITTED.]


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


         20. ENTIRE AGREEMENT. This Agreement together with the Employee Acknowledgment Regarding Proprietary Information and Inventions that you previously executed is the entire agreement between you and the Company with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral, relating to this subject matter. You acknowledge that none of the Company, its agents or attorneys made any promise or representation, express or implied, written or oral, not contained in this Agreement to induce you to execute this Agreement. You acknowledge that you have signed this Agreement knowingly, voluntarily and without coercion, relying only on such promises, representations and warranties as are contained in this document. You understand that you do not waive any right or claim that may arise after the date this Agreement is executed.

         21. MODIFICATION. By signing below, you acknowledge your understanding that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by the Company's authorized representatives and you.

         22. GOVERNING LAW. This Agreement is governed by, and is to be interpreted according to, the laws of the State of California.

         23. SAVINGS AND SEVERABILITY CLAUSE. Should any court, arbitrator or government agency of competent jurisdiction declare or determine any of the provisions of this Agreement to be illegal, invalid or unenforceable, the remaining parts, terms or provisions shall not be affected thereby and shall remain legal, valid and enforceable. Further, it is the intention of the parties to this Agreement that, if a court, arbitrator or agency concludes that any claim under paragraph 7 above may not be released as a matter of law, the General Release in paragraph 7 and the Waiver Of Unknown Claims in paragraph 8 shall otherwise remain effective as to any and all other claims.

If this Agreement accurately sets forth the terms of your separation from the Company and if you voluntarily agree to accept the terms of the severance package offered please sign below no earlier than your Termination Date and return it to Colin Dyne.

                PLEASE REVIEW CAREFULLY. THIS AGREEMENT CONTAINS
                 A GENERAL RELEASE OF KNOWN AND UNKNOWN CLAIMS.

                                        Sincerely,



                                        [NAME]

REVIEWED, UNDERSTOOD AND AGREED:

By:
      --------------------------------------------
      [NAME]
Date:
      --------------------------------------------

                   DO NOT SIGN PRIOR TO YOUR TERMINATION DATE


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                                    EXHIBIT B

                        EMPLOYEE ACKNOWLEDGMENT REGARDING
                     PROPRIETARY INFORMATION AND INVENTIONS

         This acknowledgement is being presented to you as a requirement for you to work with or for People's Liberation, Inc. This is an important legal document that affects your rights, and you should read it carefully and be sure you understand it thoroughly before signing. You are referred to in this document as "YOU," and People's Liberation, Inc. is referred to as the "COMPANY." The effective date of this document is the date set forth below your signature.

         As you know, the Company is engaged in the apparel business. You are being asked to sign this document either because you are or will be an employee of the Company or its subsidiaries, or because your services are being provided to the Company as an independent contractor. This document will continue to apply to you despite your termination as an independent contractor and/or subsequent employment as a direct employee of the Company. In either of those capacities, it is likely that you have been and/or will be exposed to information that the Company considers being confidential. Like all well-run companies, the Company requires that you sign this document to protect the rights of the Company in their intellectual property.

         There are a number of terms used in this document that are capitalized. Those terms have a specific meaning, and they are defined at the end of this document.

         By signing this document, you and the Company agree as follows:

OWNERSHIP OF INVENTIONS AND WORKS.

         As between you on the one hand, and the Company on the other hand, you agree that anything you produce while you are employed by the Company is the sole and exclusive property of the Company, including everything that is defined in this document as Confidential Information, Inventions and Works, Materials and Proprietary Rights.

         Under the United States Copyright Act, there are specific rules that apply to any tangible expression (i.e., a writing, computer program, script, treatment, CD-ROM, etc.) of anything you produce in connection with your employment. Consequently, as between you on the one hand, and the Company on the other hand, you also agree that any tangible expression of anything you produce while you are employed by the Company was developed, made or invented exclusively for the benefit of and is the sole and exclusive property of the Company or their respective successors and assigns as "works for hire" under the United States Copyright Act (Section 201 of Title 17 of the United States Code), including everything that is defined in this document as Confidential Information, Inventions and Works, Materials and Proprietary Rights.

         If any Confidential Information, Inventions and Works, Materials or Proprietary Rights are determined not to be a "work for hire," you agree to assign, and do hereby irrevocably assign, to the Company all of your right, title and interest in and to such Confidential Information, Inventions and Works, Materials or Proprietary Rights. If the Company should require any reasonable assistance from you in connection with any of the agreement made above, including the execution of documents or instruments which the Company may require to effect your assignment of rights, or in applying for and obtaining both domestic and foreign patents, as the case may be, you agree to render such assistance. If there are any expenses incurred in connection with your assistance, the Company will pay for them.

CONFIDENTIALITY.

         You agree that you will not directly or indirectly disclose or permit access to any portion of the Company's Confidential Information (including any facilities, apparatus or equipment which embody or use all or any portion of the Confidential Information), without the written consent of the Company, except under circumstances where you are acting on express instructions from the Company. You also agree that you will not, directly or indirectly, use or exploit any Confidential Information (i) to induce or attempt to induce any person or entity to cease doing business or not to commence doing business with the Company, or (ii) to solicit or assist in the solicitation of the business of any customer for any products or services competing with those products and services offered and sold by the Company, or (iii) for any purpose other than your provision of services to the Company.

         Additionally, you agree that you will return to the Company, all Confidential Information in your possession or control upon a request to do so.

DISCLOSURE REQUIREMENTS.

         In order to avoid any ambiguity in connection with the creation of any Invention and Work, you agree that prior to signing this document, you will disclose in writing to the Company complete details on any work, invention or creation that you believe you have devised, developed, designed, discovered or reduced to practice prior to the time you were employed by the Company. Your disclosure will include complete details on any Patent that is applied for by, or issued to you or any copyright registration that is filed by you. Similarly, so as to avoid any potential liability of the Company for your prior actions, you agree that prior to signing this document, you will disclose in writing complete details concerning any confidentiality, non-disclosure, non-solicitation, non-competition or similar agreement with any former employer.

MISCELLANEOUS.

         This document will be interpreted under California law as applied to residents of California entering into contracts within the State of California. If any part of this document is or becomes invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remainder of this document shall not be affected. If the Company waives or fails to enforce any breach of any provision of this document, it shall not operate or be construed as a waiver of any prior or subsequent breach, and the Company could enforce against you any other provision of this document. If your employment with the Company ends, the Company may, without notifying you, notify any of your subsequent employers of your continuing obligations under this document. This document contains our entire agreement with respect to the subject matter of this document.


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


DEFINITIONS.

         For the purpose of this document, the following terms have the following definitions:

         "CONFIDENTIAL INFORMATION" means all information which is or has been compiled, devised, developed, discovered or otherwise learned of by you while you are employed by the Company, to the extent that such information relates to the Company or any of its affiliated entities. Without limiting the generality of the foregoing, Confidential Information includes information included within or relating to any Inventions and Works, trade secrets, products or services, finances, business plans, marketing plans, legal affairs, suppliers, customers, potential customers, prospects, opportunities, contracts or assets of the Company or any of its affiliates; PROVIDED, HOWEVER, that any such information which is generally known to the public or which may be obtained by a reasonably diligent businessperson without material cost or effort from trade publications or other readily available and public sources of information shall not be deemed to be Confidential Information, unless such information was first published in breach or in violation of a confidentiality or similar agreement, including this document. Confidential Information also includes any information made available to the Company by their respective clients or other third parties and which they are obligated to keep confidential.

         "INVENTIONS AND WORKS" means any work, invention or creation that is devised, developed, designed, discovered or reduced to practice by you at any time while you are or have been employed by the Company, including, without limitation any and all (i) works of authorship, concepts, algorithms, software, computer programs, designs, flowcharts, schematics, techniques, know-how, methods, processes, procedures, improvements, hardware, products, devices, discoveries or inventions, whether or not patentable or copyrightable, and whether or not reduced to practice; or (ii) translations, modifications, derivations, corrections, additions, extensions, upgrades, improvements, compilations, abridgments, or other form in which, you may directly or indirectly recast, transform or adapt any of the foregoing; PROVIDED, that an Invention and Work shall not include any work, invention or creation that fully qualifies under California Labor Code Section 2870, which provides that any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information, except for those inventions that either: (1) relate, at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer.

         "MATERIALS" means any product, prototype, sample, model, photograph or picture, document, instrument, sketch, drawing, design note, recording, report, plan, proposal, specification, manual, tape, and all reproductions, copies or facsimiles thereof, or any other tangible item which in whole or in part contains, embodies or manifests, whether in printed, handwritten, coded, magnetic, digital or other form, any Confidential Information or Inventions and Works.

         "PATENTS" means (i) the patent rights in patents and patent applications, industrial design registrations, certificates of invention, patent disclosures and the inventions covered thereby, including, without limitation, the exclusive right to make, use and sell the subject inventions, (ii) any reexaminations, reissues, renewals or extensions of any and all of the foregoing patents or patent applications, and (iii) foreign counterparts of any and all of the foregoing, in each such case.

         "PROPRIETARY RIGHT" means any Patent, copyright, trade secret, name, mark, design, slogan, catch phrase or other trademark, or any other protected intellectual property right in any Confidential Information, Inventions and/or Works or Material.

         By signing in the space below, you are agreeing with the Company that you have read and understand this document, and agree to its terms.

PEOPLE'S LIBERATION, INC.                   EMPLOYEE



By:                                         By:
         ----------------------------              --------------------------
         Colin Dyne
Title:   Chief Executive Officer

Date:                                       Date:
         ----------------------------              --------------------------


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